Item 77Q(1)(e)
Touchstone Strategic Trust
The following documents are included in the Registrant's Post-Effective Amendment No. 132 to the Registration Statement as filed with the SEC via EDGAR on March 31, 2016 (Accession No 0000711080-16-000017) and are incorporated by reference herein:
Amended Schedule 1 to the Advisory Agreement, with respect to the Touchstone International Growth Fund, dated March 31, 2016; and

Sub-Advisory Agreement between Touchstone Advisors, Inc. and apex Capital Management, Inc. with respect to the Touchstone
International Growth Fund, dated March 31, 2016.